Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292785 and 333-193899), and Forms S-8 (Nos. 333-283718, 333-251233, and 333-216098) of Evolution Petroleum Corporation (the “Company”) of our report dated September 16, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2026.

/s/ Baker Tilly US, LLP

Houston, Texas

September 16, 2026